EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                  For the Periods Ended June 30, 2004 and 2003




Three months ended June 30,              2004                     2003
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(In thousands,
 except per share amounts)
                                    Basic      Diluted      Basic       Diluted
                               ------------   ---------  ----------   ----------
Net income                         $5,043       $5,043      $4,574       $4,574

Share amounts:
   Average outstanding           13,216.1     13,216.1    13,089.4     13,089.4
   Common stock equivalents             -        300.9           -        215.5
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   Weighted average outstanding  13,216.1     13,517.0    13,089.4     13,304.9
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Earnings per share                   $.38         $.37        $.35         $.34
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Six months ended June 30,                2004                     2003
--------------------------------------------------------------------------------
(In thousands,
 except per share amounts)
                                    Basic      Diluted      Basic       Diluted
                               ------------   ---------  ----------   ----------

Net income                         $9,998       $9,998      $9,324       $9,324

Share amounts:
   Average outstanding           13,209.4     13,209.4    13,074.4     13,074.4
   Common stock equivalents             -        305.8           -        190.8
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   Weighted average outstanding  13,209.4     13,515.2    13,074.4     13,265.2
--------------------------------------------------------------------------------
Earnings per share                   $.76         $.74        $.71         $.70
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